MarkeTouch Media January 4, 2022

Safe Harbor Statement 2© 2022 Omnicell, Inc. Content is confidential and proprietary. This presentation contains forward-looking statements that involve risks and uncertainties, including statements regarding the outcome of the acquisition, the expected benefits of the acquisition of the MarkeTouch Media business, including the impact of the acquisition on Omnicell’s products and services, the capabilities of the products and services of the MarkeTouch Media business, the impact of the acquisition on Omnicell’s non-GAAP EBITDA and non-GAAP earnings per share and the potential growth and opportunities in the specialty pharmacy and pharmacy benefits management segments. There are a significant number of factors that could cause actual results to differ materially from statements made in this presentation, including: that the transaction may yield additional value for stockholders; difficulties encountered or delays in integrating the acquired business, including those related to technologies, personnel and operations; costs related to the acquisition; market acceptance of the acquisition and resulting products and services; Omnicell’s inability to realize value from its significant investments in its business, including product and service innovations; the effect of the acquisition on Omnicell’s business relationships, operating results and business generally; disruption of current plans and operations, including potential disruptions with respect to Omnicell’s employees, vendors, clients and customers, as well as management diversion or potential litigation; and general market, political, economic and business conditions, including the ongoing COVID-19 pandemic (including new variants of the virus), and other industry or economic conditions outside of Omnicell’s control. Additional information on potential factors that could affect Omnicell’s financial results is included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, each of which is on file with the U.S. Securities and Exchange Commission (“SEC”), and Omnicell’s other reports filed with or furnished to the SEC, as available at www.sec.gov. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this presentation speak only as of the date of this presentation. Omnicell does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Compelling Strategic Benefits 3© 2022 Omnicell, Inc. Content is confidential and proprietary. Assists health systems in providing specialty pharmacy services to patients, designed to improve continuity of care and patient outcomes Brings mobile and web-based solutions to the EnlivenHealth platform High-Growth, Tech-Enabled Services Recurring Revenue Business The acquisition is expected to be immediately accretive to Omnicell’s non-GAAP EBITDA and non-GAAP EPS Anticipated new customer acquisitions across core market segments Expected to expand the pharmacy network to bring increased value to payers and pharma Accelerates the EnlivenHealth™ digital roadmap, providing a potentially valuable solution in the critical specialty pharmacy space and for Pharmacy Benefit Managers (PBMs)

MarkeTouch Media Business at a Glance

COMPANY PROFILE

Headquartered in Houston, Texas. MarkeTouch Media provides pharmacy prescription management and patient engagement solutions.

Services include mobile apps, IVR, messaging, web-based scheduling clinical solutions and clinical outreach.

We believe MarkeTouch Media has a compelling offering for patient engagement, clinical support and pharmacy workflow management designed to accelerate the transformation of both the practice and business of pharmacy.

Mobile Apps

- Allows patients to initiate, review and manage prescriptions from their smartphone
- Offered as "white label" solutions to pharmacies

Messaging

- Enables pharmacies to deliver operational and clinical messaging to patients in their preferred channel
- Intended to help drive adherence and patient retention

Web-Based scheduling

- Will be combined with EnlivenHealth's industry-leading CareScheduler app
- Combined app automates scheduling, engagement and reporting

Hosted IVR

- Inbound messaging app allows patients to check prescription status without interrupting the pharmacy workflow
- Should provide more convenience for patients, while saving time for pharmacists

© 2022 Omnicell, Inc. Content is confidential and proprietary.

4

MarkeTouch Media Accelerates EnlivenHealth’s Digital Roadmap and Expands Industry Footprint 5© 2022 Omnicell, Inc. Content is confidential and proprietary. Enables us to offer one of the industry’s most comprehensive suites of SaaS technology solutions that are designed to help retail pharmacies and health plans to grow and thrive in the new era of digital-driven healthcare. Adds mobile and web-based solutions and is expected to help EnlivenHealth capitalize on new market opportunities such as specialty pharmacy and pharmacy benefits managers. ® +

Transaction Overview 6© 2022 Omnicell, Inc. Content is confidential and proprietary. $82 million in cash, subject to customary adjustments Cash on hand Transaction Consideration Earnings Impact and Returns Sources of Financing Anticipated high growth SaaS services business with recurring revenue Expected to be immediately accretive to non-GAAP EBITDA and non-GAAP earnings per share Closing Timetable Transaction closed simultaneously with the signing of the definitive agreement on December 31, 2021.